Exhibit 10.21
THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
REGISTERED UNDER THE SECURITIES ACT OF 1933.

AIR T, INC.
                 EMPLOYEE STOCK OPTION AGREEMENT
(2005 EQUITY INCENTIVE PLAN)

THIS AGREEMENT, made effective as of the _____ day of ________, 20__ (the “Grant Date”), by and between Air T, Inc. (the “Corporation”), and ___________________ (the “Holder”).

WHEREAS, the Corporation has adopted the Air T, Inc. 2005 Equity Incentive Plan (the “Plan”) in order to provide additional incentives to certain employees and directors and consultants of the Corporation and its Subsidiaries; and

WHEREAS, Section 2.1 of the Plan provides for the award of options to Employees of the Corporation and its Subsidiaries; and

WHEREAS, the Holder has been awarded options under the Plan to be evidenced by this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.  Grant of Option. Pursuant to Section 2.1 of the Plan, the Corporation hereby grants to the Holder an option (the “Option”) to purchase all or any part of an aggregate of ____ shares of Common Stock (the “Shares”), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan. The Option and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.  Status of Option. The Option [select one]:

is intended to qualify as Incentive Stock Options under Section 422 of the Code;

is not intended to qualify as Incentive Stock Options under Section 422 of the Code.

3.  Exercise Price. The price at which the Holder shall be entitled to purchase Shares upon the exercise of the Option shall be $ __.__ per share.

4.  Duration of Option. Subject to the terms of the Plan, the Option shall remain exercisable for [select one]:

ten years after the Grant Date;

other (specify; may be no later than ten years after the Grant Date):
________________________________________________________________________
________________________________________________________________________

5.  Vesting and Exercisability of Option. Subject to the terms of the Plan, the Option shall vest and be exercisable [select one]

with respect to

(i)	one-third (1/3) of the shares of Common Stock covered by the Option beginning on the first anniversary of the Grant Date,

(ii)	an additional one-third (1/3) of the shares of Common Stock covered by the Option beginning on the second anniversary of the date of the Grant Date, and

(iii)	the remaining one-third (1/3) of the shares of Common Stock covered by the Option beginning on the third anniversary of the Grant Date.

other (specify):
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

6.  Acceleration of Vesting upon Change of Control. (select one)

In the event of a Change of Control, the Option shall become fully exercisable and vested to the full extent of the original grant.

A Change of Control shall not affect the exercisability or vesting of the Option.

7.  Termination of Service. In the event of the termination of the Holder’s Service, the Option shall terminate in full (whether or not previously exercisable) prior to the expiration of its term [select one]:

on the date thirty (30) days after the date of the termination of the Holder’s Service, unless the Holder’s Service is terminated due to the Holder’s:

(i)
death, in which case the Holder’s legatee(s) under the Holder’s last will or the Holder's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within one year, but not beyond the expiration of its term, after the Holder's death to the extent the Holder could have exercised the Option immediately prior to the Holder’s death;

(ii)
Disability, in which case the Holder or the Holder’s personal representative may exercise the previously unexercised portion of the Option at any time within one year, but not beyond the expiration of its term, after the termination of the Holder’s Service to the extent the Holder could have exercised the Option prior to such termination; or

(iii)
Retirement, in which case the Holder may exercise the previously unexercised portion of the Option at any time within one year, but not beyond the expiration of its term, after the Holder's Retirement to the extent the Holder could have exercised the Option immediately prior to Retirement.

other (specify):
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

8.  Exercise of Option. The Holder may exercise all or a portion of the Option by giving written notice to the Company of exercise, specifying the number of shares of Common Stock with respect to which the Option is being exercised. Such notice is to be delivered to the Secretary of the Company and is effective as of the later of the date of its receipt by the Secretary of the Company and the date of payment of the exercise price with respect thereto.

9.  Non-Transferability of Option. The Option shall not be transferable by the Holder except to the extent permitted under the Plan.

10.  No Rights as a Stockholder. The Holder shall not have any rights or privileges of a stockholder with respect to any shares of Common Stock by virtue of the Option until the date of issuance by the Corporation of a certificate for such shares pursuant to the exercise of the Option.

11.  Holder Bound by the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

12.  Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

13.  Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

14.  Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, except to the extent governed by federal law. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in Catawba County, State of North Carolina, for the adjudication of any dispute hereunder.

15.  Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Holder’s legal representatives. All obligations imposed upon the Holder and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors, administrators and successors.

IN WITNESS WHEREOF, this Agreement has been executed by the Corporation and the Holder effective as of the date and year first written above.

AIR T, INC.

By: __________________________________
Title:_________________________________

__________________________________
[Holder]